Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of EV Management LLC
Houston, Texas

We have audited the accompanying statement of revenues and direct operating expenses - assets acquired from Five States Energy Company, L.L.C. (the “Acquisition Properties”), as defined in the purchase and sale agreements dated November 10, 2006 by EV Energy Partners, L.P. (the “Partnership”) for the nine-month period from January 1, 2006 to September 30, 2006. This statement is the responsibility of the Partnership’s management. Our responsibility is to express an opinion on this statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the statement is free of material misstatement. The Acquisition Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership's' internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall statement presentation. We believe that our audit provides a reasonable basis for our opinion.

The accompanying statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission as described in Note 1 to the statement and is not intended to be a complete presentation of the Partnership's interests in the Acquisition Properties described above.

In our opinion, the statement referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquisition Properties for the nine-month period from January 1, 2006 to September 30, 2006, as described in Note 1 to the statement, in conformity with accounting principles generally accepted in the United States of America.

Deloitte & Touche LLP
Houston, Texas
March 1, 2007

EV ENERGY PARTNERS, L.P.

STATEMENT OF REVENUES AND DIRECT OPERATING EXPENSES -
ASSETS ACQUIRED FROM FIVE STATES ENERGY COMPANY, L.L.C.
(in thousands)
Nine Months Ended
September 30, 2006
Oil and Natural Gas Revenues	$7,399
Direct Operating Expenses	1,907
Excess of Revenues Over Direct Operating Expenses	$5,492

The accompanying notes are an integral part of this statement.

EV ENERGY PARTNERS, L.P.

ASSETS ACQUIRED FROM FIVE STATES ENERGY COMPANY, L.L.C.

NOTES TO STATEMENTS
Note 1. Basis of Presentation

The accompanying statement of revenues and direct operating expenses presents the revenues and direct operating expenses of the assets (the “Five States Assets”) acquired, as defined in the purchase and sale agreements dated November 10, 2006 between Five States Energy Company, L.L.C. (“Five States”) and EV Energy Partners, L.P. (the “Partnership”), for the nine months ended September 30, 2006. The Five States Assets were purchased by EV Energy Partners, L.P. (the “Partnership”) on December 15, 2006 for $27.8 million. The effective date of the transaction was October 1, 2006.

The Five States Assets were part of a larger enterprise prior to the acquisition by the Partnership, and representative amounts of general and administrative expenses, depreciation, depletion and amortization, interest and other indirect costs were not allocated to the properties acquired, nor would such allocated historical costs be relevant to future operations of the Five States Assets. Accordingly, the historical statements of revenues and direct operating expenses reflecting the Partnership’s interest in the Five States Assets are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

The accompanying statement of revenues and direct operating expenses of the Five States Assets does not include general and administrative expenses, interest expense, depreciation, depletion and amortization, or any provision for income taxes since historical expenses of this nature incurred by Five States are not necessarily indicative of the costs to be incurred by the Partnership.

Revenues in the accompanying statement of revenues and direct operating expenses are recognized on the sales method. Direct operating expenses are recognized on the accrual basis and consist of monthly operator overhead costs and other direct costs of operating the Five States Assets including field operating expenses, workovers and monthly operator overhead.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Note 2. Omitted Historical Financial Information

Historical financial statements reflecting financial position, results of operations and cash flows required by accounting principles generally accepted in the United States of America are not presented as such information is not readily available on an individual property basis and not meaningful to the acquired properties. Historically, no allocation of general and administrative, litigation, interest, federal income tax expense, depreciation, depletion and amortization was made to the Five States Assets. Accordingly, the accompanying statements are presented in lieu of the financial statements required under Rule 3-05 of Securities and Exchange Commission Regulation S-X.

Note 3. Commitments and Contingencies

Pursuant to the terms of the related purchase and sale agreements, any claims, litigation or disputes pending as of the effective date or any matters arising in connection with ownership of the Five States Assets prior to the effective date are retained by Five States. Nothwithstanding this indemnification, the Partnership is not aware of any legal, environmental or other commitments or contingencies that would have a material effect on the statement of revenues and direct operating expenses.

Supplemental Financial Information for Oil and Natural Gas Producing Activities (Unaudited)

The following reserve estimates present the Partnership’s estimate of the proven oil and natural gas reserves and net cash flow of the Five States Assets in accordance with guidelines established by the Securities and Exchange Commission. These reserve estimates were prepared by the Partnership. The Partnership emphasizes that reserve estimates are inherently imprecise and that estimates of new discoveries are more imprecise than those of producing oil and natural gas properties. Accordingly, the estimates are expected to change as future information becomes available. All of the oil and gas reserves purchased from Five States are located in the United States.

(a) Reserve Quantity Information

Below are the net quantities of net proved developed and undeveloped reserves and proved developed reserves of the Five States Assets.

	Nine Months Ended
	September 30, 2006

	Oil (MBbls)	Gas (MMcf)
Proved developed and undeveloped reserves:
Beginning of period	1,047	10,117
Net extensions, discoveries, and improved recoveries	-	97
Production	(52)	(640)
Revision of previous estimates	(1)	(1,090)
End of period	994	8,484

Proved developed reserves:
Beginning of period	1,047	10,117
End of period	994	8,484

(b) Standardized Measure of Discounted Future Net Cash Flows Relating to Oil and Natural Gas Reserves

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is a disclosure requirement under SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.”

The standardized measure of discounted future net cash flows does not purport to be, nor should it be interpreted to present, the fair value of the oil and natural gas reserves of the property. An estimate of fair value would also take into account, among other things, the recovery of reserves not presently classified as proved, the value of unproved properties, and consideration of expected future economic and operating conditions.

The estimates of future cash flows and future production and development costs are based on period-end sales prices for oil and natural gas, estimated future production of proved reserves and estimated future production and development costs of proved reserves, based on current costs and economic conditions. Pricing used for SEC-based reserves as of September 30, 2006 was $4.175 per mmbtu of gas and $62.90 per barrel of oil. The estimated future net cash flows are then discounted at a rate of 10%.

The standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves is as follows:

As of
September 30, 2006
(Dollars in thousands)
Future cash inflows	$88,797
Future production costs	(40,708)
Future development and abandonment costs	(19)

Future net cash flows	48,070
10% annual discount for estimated timing of cash flows	(23,488)
Standardized measure of discounted future net cash flows	$24,582

Changes in the standardized measure of discounted future net cash flows relating to proved oil and gas reserves are as follows:

Nine Months Ended
September 30, 2006
(Dollars in thousands)
Balance, beginning of period	$45,245
Increases (decreases):
Sales of oil and gas production	(5,492)
Net changes in prices and production costs	(20,346)
Extensions, discoveries, and improved recoveries	235
Accretion of discount	3,393
Revisions and other	1,547
Change in standardized measure	(20,663)
Balance, end of period	$24,582

Estimates of economically recoverable oil and natural gas reserves and of future net revenues are based upon a number of variable factors and assumptions, all of which are to some degree subjective and may vary considerably from actual results. Therefore, actual production, revenues, development and operating expenditures may not occur as estimated. The reserve data are estimates only, are subject to many uncertainties and are based on data gained from production histories and on assumptions as to geologic formations and other matters. Actual quantities of oil and natural gas may differ materially from the amounts estimated.